Exhibit 10.1
SECOND AMENDMENT
TO THE
BRIGHTSPIRE CAPITAL, INC.
2022 EQUITY INCENTIVE PLAN,
EFFECTIVE AS OF MAY 13, 2026

The BrightSpire Capital, Inc. 2022 Equity Incentive Plan, effective as of May 5, 2022 and as amended as of February 21, 2024 (the “Plan”), is hereby further amended, effective as of and subject to approval of this Second Amendment by the stockholders of BrightSpire Capital, Inc. on May 13, 2026, as follows:

1.    Section 4.1 of the Plan is hereby amended and replaced in its entirety with the following:

4.1 Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment as provided in Section 18, the maximum number of shares of Stock available for issuance under the Plan shall be equal to (a) 20,000,000 shares of Stock, plus (b) the number of shares of Stock available for future awards under the Prior Plan as of the Amendment Date, plus (c) the number of shares of Stock related to awards outstanding under the Prior Plan as of the Amendment Date that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Stock. Shares of Stock issued or to be issued under the Plan may be authorized but unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

2.    Section 6.2(e) is hereby amended and replaced in its entirety with the following:

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards

    (e) the maximum aggregate grant date fair value of shares of Stock subject to Awards granted to a Non-Employee Director (excluding, for the avoidance of doubt, any shares of Stock issued to a Non-Employee Director as a result of such Non-Employee Director’s election to receive all or a portion of his or her annual cash retainer in the form of shares) during any calendar year for services rendered as a Non-Employee Director shall not exceed one million dollars ($1,000,000).

3.    Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, BrightSpire Capital, Inc. has caused this Second Amendment to the Plan to be executed this 30th day of March, 2026.

BRIGHTSPIRE CAPITAL, INC. By: /s/ David A. Palamé
Name: David A. Palamé Title: Executive Vice President